UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 29, 2016

ICU Medical, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-19974	33-0022692
(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

(949) 366-2183
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 29, 2016, the board of directors (the “Board”) of ICU Medical, Inc. (the “Company”) amended and restated (the “Amendment”) the Company’s bylaws (the “Bylaws”), effective as of the same date. Among other things, the Amendment modified Section 3.5 of the Bylaws to provide that in an uncontested election of directors of the Company, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election shall tender his or her written resignation to the Chairman of the Board. The Amendment also provides that a designated Board committee shall consider any such resignation and make a recommendation to the full Board regarding the acceptance or rejection of such resignation, that the Board shall take formal action on the committee’s recommendation no later than 90 days following the stockholder vote, and that the Company shall publicly disclose an explanation of the Board’s decision in a Current Report on Form 8-K within four days of such decision.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws of the Company, attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits

3.1	Amended and Restated Bylaws of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2016

    ICU MEDICAL, INC.

    /s/ SCOTT E. LAMB
    Scott E. Lamb
    Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description
3.1	Amended and Restated Bylaws of the Company.